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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bottomline Technologies (de), Inc. for the registration of 615,764 shares of its common stock and to the incorporation by reference therein of our report dated August 2, 1999, with respect to the financial statements and schedule of Bottomline Technologies (de), Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Boston, Massachusetts
August 14, 2000